EXHIBIT 10.14.1

AMENDMENT OF INDUSTRIAL LEASE - NO. 1

THIS FIRST AMENDMENT TO INDUSTRIAL LEASE (“First Amendment”) dated October 10, 2003 is made as of January 2, 2009 by and between Enterprise Heights Industrial Centre Associates, as Lessor, and Nexsan Technologies, Inc., as Lessee.

RECITALS

A.                                   PARTIES:  Landlord is the present Lessor under that certain Industrial Lease, described in recital B below.  Tenant is that Lessee under the Industrial Lease for the lease of certain industrial space identified as 302 Enterprise Street, Suite A (approximately 13,772 square feet), Escondido, California.

A.                                   INDUSTRIAL LEASE:  The Industrial Lease consists of the following agreements by and between Lessor and Lessee:

•                  That certain Industrial Lease dated October 10, 2003

•                  Addendum One to Industrial Lease

B.                                     PURPOSE:  By this Agreement, Lessor and Lessee desire to amend the Lease as noted in the following paragraphs.  All other terms and conditions of the Lease shall remain in full force and effect.

TERMS

1.                                      TERM

The lease term shall be extended for a period of three (3) years (Extended Term) commencing March 1, 2009 and expiring February 28, 2012.

2.                                      RENT SCHEDULE:

The rent schedule shall be as follows:

March 1, 2009 - February 28, 2010:	$11,293.05 per month
March 1, 2010 - February 28, 2011:	$11,631.85 per month
March 1, 2011 - February 29, 2012:	$11,980.80 per month

3.                                      TRASH/WATER:

Lessee agrees to pay a monthly common area operating expense fee of $964.00 per month.  This fee shall be fixed for the Extended Term of the lease.

4.                                      CONDITION OF PREMISES:

Lessee shall remain the Premises in “AS IS” condition.

5.                                      FIRST RIGHT TO EXPAND:

Provided Lessee is not in default of any of the terms and conditions of the Lease, Lessee shall have the first right of refusal to expand into 302, Suite C (6,788 square feet) if the suite becomes available and Lessor is marketing the suite for rent.  Rent for Suite C shall be the then prevailing market rate in the Escondido area.  Lessee must given Lessor notice of its intent to exercise the first right within ten (10) business days of notice of the suite’s availability.  Should Lessor not receive Lessee’s written notice to expand, Lessor shall have the right to market the suite to prospective tenants and Lessee’s option shall become null and void.

6.                                      RIGHT TO TERMINATE:

During the Extended Term, should Lessee wish to expand and Lessor is unable to provide expansion space within the building, Lessee shall have the right to terminate the lease by providing Lessor with ninety (90) days prior written notice.  Lessee must provide documentation that Lessee has outgrown the current suite.  Prior to the effective termination date, Lessee must also provide documentation of Lessee’s intent and readiness to execute a lease in another project able to accommodate the increased square footage.  Lessee will be responsible to Lessor for any unamortized brokerage commission if the lease is terminated.

7.                                      MODIFICATION AND CLARIFICATION OF ASSIGNMENT AND SUBLETTING:

In addition to paragraph 12 of the Lease, Lessor and Lessee specifically agree to the following:

If at any time during the lease period the Lessee wishes to be relieved of the obligations for all or part of the space under the Lease and Lessee delivers written notification to the Lessor of such interest, Lessor, at his sole option, shall have the option to terminate the lease per a mutually agreed upon time period not to exceed 90 days.  In any event, Lessee shall reserve their right to sublease at any point in time per the Master Lease and the Lessor may not unreasonably withhold their right to sublease.

8.                                      EFFECTIVENESS OF LEASE:

Except as expressly provided herein, nothing in this Agreement shall be deemed to waive or modify any of the provisions of the Lease, or any amendment or addendum thereto.  In the event of any conflict between the Lease, this Agreement or any other amendment or addendum thereof, the document later in time shall prevail.

9.                                      SUCCESSORS AND ASSIGNS:

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties to this Agreement.

10.                               COUNTERPARTS:

This Agreement may be executed in several counterparts, each of which may be deemed an original, but all of which together constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LESSOR:		LESSEE:

ENTERPRISE HEIGHTS INDUSTRIAL CENTRE ASSOCIATES		NEXSAN TECHNOLOGIES, INC.

By:	/s/ Charles Swimmer	By:	/s/ Gene Spies
	Charles Swimmer		Gene Spies

Title:	General Partner	Title:	Chief Financial Officer

Date:	2-10-2009	Date:	1/13/2009